EXHIBIT 32.1

FIRST HARTFORD CORPORATION

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of First Hartford Corporation (the "Company") on Form 10-Q for the quarter ending January 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the "Report"),

I Neil H. Ellis, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

1.         The Report fully complies with the requirements of section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

2.         The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

           Neil H. Ellis
Neil H. Ellis
President and Chief Executive Officer

Date: March 17, 2006